Exhibit 99.1

TransMontaigne Partners LLC

TransMontaigne Partners LLC Announces Earnings Call Scheduled for April 9, 2025 to Discuss Fourth-Quarter and Full-Year Financial Results

Denver, Colorado, April 2, 2025 – (Business Wire) – TransMontaigne Partners LLC (“TransMontaigne”) today announced that it will host a conference call to discuss TransMontaigne’s 2024 fourth-quarter and full-year financial results on Wednesday, April 9, 2025, at 10:00 a.m. MDT. The call will be available to current lenders in TransMontaigne’s revolving credit facility and senior secured term loan B and to holders of its senior unsecured notes (collectively “the Debt Holders”).

TransMontaigne’s annual report on Form 10-K was filed with the Securities and Exchange Commission on March 27, 2025 and is available at www.transmontaignepartners.com under “SEC Filings”.

To participate in the conference call, register using the link below:

Registration Link: https://www.netroadshow.com/events/login?show=c561f7ef&confId=80452

•	Avoid wait time - Bypass speaking with an operator to join the call

•	Receive a Calendar Invitation with call access details including your unique PIN

The conference call will only be available to TransMontaigne’s current Debt Holders, who will each be required to register to listen.

About TransMontaigne

TransMontaigne Partners LLC is an integrated terminaling, storage, transportation and related services company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio rivers, in the Southeast, in the Pacific Northwest and along the West Coast. TransMontaigne provides integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of bulk liquids. News and additional information about TransMontaigne Partners LLC is available at: www.transmontaignepartners.com.

Contacts:

Media Contact
Matthew White

prelease@transmontaigne.com

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